Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

October 4, 2013

InterCloud Systems, Inc.
RedBank, NJ

We hereby consent to the use in the Prospectus constituting a part of this Amendment No. 10 to the Registration Statement of our report dated July 1, 2013, relating to the combined financial statements as of and for the year ended December 31, 2012 of AW Solutions, Inc. and its Affiliated Company, which is contained in that Prospectus.

/s/ BDO USA, LLP
New York, New York
October 4, 2013